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                                                                    Exhibit 99.1



[Logo of Vencor, Inc. appears here]

CONTACT:  Richard A. Schweinhart
          Senior Vice President and Chief Financial Officer
          (502) 596-7379

          Richard A. Lechleiter
          Vice President, Finance,
          Corporate Controller and Treasurer
          (502) 596-7734

          Susan E. Moss
          Vice President of Corporate Communications
          (502) 596-7296

            VENCOR RECEIVES FINAL COURT APPROVAL OF ITS $100 MILLION
                         DEBTOR-IN-POSSSESION FINANCING


     Louisville, KY (October 1, 1999) ---Vencor, Inc. (the "Company") today announced that the United States Bankruptcy Court for the District of Delaware (the "Court") gave final approval to the Company's $100 million debtor-in-possession financing (the "DIP Financing") with a bank group led by Morgan Guaranty Trust Company of New York. The DIP Financing and existing cash flows will be used to fund the Company's operations during the restructuring. As of October 1, 1999, the Company had no outstanding borrowings under the DIP Financing. The Court also approved the Company's motion to establish a vendor reclamation procedure.

     Vencor and its subsidiaries filed voluntary petitions for reorganization under Chapter 11 with the Court on September 13, 1999.

    Vencor, Inc. (OTC/BB: VCRI) is a long-term healthcare provider operating nursing centers, hospitals, and contract ancillary services in 46 states.

    Certain statements set forth above, including, but not limited to, statements containing the words "anticipates," "believes," "expects," "intends," "will," "may" and similar words constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Such factors may include, without limitation, the delays or the inability to complete the Company's





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plan of reorganization; the availability and terms of capital in light of recent losses, cash flow shortfalls and the Company's Chapter 11 bankruptcy filing; adverse actions which may be taken by creditors and the outcome of various bankruptcy proceedings; the Company's ability to attract patients given its current financial position; and the effects of healthcare reform and legislation on the Company's business strategy and operations. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.















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